Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139042 on Form S-11 and Registration Statement No. 333-152782 on Form S-8 of Shopoff Properties Trust, Inc. and subsidiaries (the “Trust”) of our report dated March 29, 2010 relating to the Trust’s consolidated financial statements appearing in this Annual Report on Form 10-K of Shopoff Properties Trust, Inc. and subsidiaries for the year ended December 31, 2009.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
March 29, 2010